UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities and Exchange Act 1934



Date of Report:     June 25, 2002

                            INTEGRAMED AMERICA, INC.
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               (Exact name of registrant as specified in charter)


                                    Delaware
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                 (State of other jurisdiction of incorporation)


          0-20260                                6-1150326
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  (Commission File Numbers)           (IRS Employer Identification No.)


 One Manhattanville Road, Purchase, NY             10577
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone no. including area code: (914) 253-8000
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Registrant's former name: IVF America, Inc.
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ITEM.    5        Other Events

                  On April 26, 2002, the Company signed an agreement to supply a complete range of business, marketing and facility services to the Margate, Florida-based Northwest Center for Infertility and Reproductive Endocrinology ("NCIRE"). Under the terms of the 15-year agreement, the Company paid NCIRE an undisclosed sum and will share in the revenues and earnings of NCIRE, which is a major fertility practice that has a 30% share of the southeastern Florida marketplace. Under the terms of the agreement, IntegraMed has committed to $2.0 million to fund the development and equipping of a new state-of-the-art facility to house the clinical practice and embryology laboratory for NCIRE and its patients. Subsequent to the signing of the agreement with NCIRE, the Company funded the merger of NCIRE with another leading infertility practice, simultaneously expanding the scope and size of its operations in southern Florida.

                  In May 2002, the Company acquired for $10.00 per share 151,500 shares of its Series A Cumulative Convertible Preferred Stock ("Preferred Stock"). There remains outstanding 14,144 shares of Preferred Stock which shares the Company hopes to acquire during the third quarter of 2002.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INTEGRAMED AMERICA, INC.
                                        (Registrant)




Date:    June 25, 2002         By:      /s/John W. Hlywak
                                        -----------------------------------
                                        John W. Hlywak, Jr.
                                        Sr. Vice President and
                                        Chief Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)